As filed with the Securities and Exchange Commission on January 10, 2003.
Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INTERNET AMERICA, INC.
(Exact name of registrant as specified in its charter)

Texas	86-0778979
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One Dallas Centre
350 N. St. Paul, Suite 3000
Dallas, Texas 75201
(Address of principal executive offices)

INTERNET AMERICA, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

Jack T. Smith
One Dallas Centre
350 N. St. Paul, Suite 3000
Dallas, Texas 75201
(Name and address of agent for service)

(214) 861-2500
(Telephone number, including area code, of agent for service)

COPY TO:
Richard F. Dahlson
Jackson Walker L.L.P.
901 Main Street
Suite 6000
Dallas, Texas 75202

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $0.01 par value	300,000 shares	$0.36	$108,000	$9.94

(1)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock on the over the counter bulletin board on January 7, 2003.

By this Registration Statement on Form S-8, the Company registers an additional 300,000 shares of Common Stock reserved for issuance under the Company’s Employee Stock Purchase Plan. The initial Form S-8 filed on April 28, 1999 (file no. 333-77153), as amended, is incorporated herein by reference.

Part II
Information Required in the Registration Statement

Item 8.    Exhibits

The following is a list of all exhibits filed as part of this Form S-8.

Exhibit Number	Description of Exhibit

5.1	Opinion of Jackson Walker LLP

23.1	Consent of Jackson Walker LLP (included in its opinion filed as Exhibit 5.1)

99.1	Internet America, Inc. Second Amended and Restated Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 10thday of January, 2003.

INTERNET AMERICA, INC.

By:	/s/ Jack T. Smith
Jack T. Smith, President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack T. Smith Jack T. Smith	Chief Executive Officer, President and Director	January 10, 2003

/s/ Mark Novy Mark Novy	Controller (Principal Financial and Accounting Officer)	January 10, 2003

/s/ William O. Hunt* William O. Hunt	Chairman of the Board	January 10, 2003

/s/ William E. Ladin, Jr.** William E. Ladin, Jr.	Vice Chairman of the Board	January 10, 2003

/s/ Gary L. Corona*** Gary L. Corona	Director	January 10, 2003

/s/ Peter C. Gibbons Peter C. Gibbons	Executive Vice President, Chief Operating Officer and Director	January 10, 2003

*	Signed on behalf of such person by Jack T. Smith pursuant to a power of attorney granted on April 5, 2002.

**	Signed on behalf of such person by Jack T. Smith pursuant to a power of attorney granted on April 16, 2002.

***	Signed on behalf of such person by Jack T. Smith pursuant to a power of attorney granted on April 2, 2002.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

5.1	Opinion of Jackson Walker LLP

23.1	Consent of Jackson Walker LLP (included in its opinion filed as Exhibit 5.1)

99.1	Internet America, Inc. Second Amended and Restated Employee Stock Purchase Plan